                    FOURTH AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is made effective as of the 5th day of July, 2001, by and among NOBEL LEARNING COMMUNITIES, INC. ("Nobel"), MERRYHILL SCHOOLS, INC. ("Merryhill"), NEDI, INC. ("NEDI"), MERRYHILL SCHOOLS NEVADA, INC. ("Merryhill Nevada"), PALADIN ACADEMY, L.L.C., formerly known as Nobel Learning Solutions, L.L.C. ("Paladin"), NOBEL EDUCATION DYNAMICS FLORIDA, INC. ("Nobel Florida"), THE ACTIVITIES CLUB, INC. ("TAC"), HOUSTON LEARNING ACADEMY, INC. ("Houston"), NOBEL SCHOOL MANAGEMENT SERVICES, INC. ("Nobel Management"), NOBEL LEARNING TECHNOLOGIES, INC. ("Nobel Technologies") (jointly and severally, the "Borrowers"), FLEET NATIONAL BANK, as successor by merger to Summit Bank, as Agent ("Agent") and the Lenders named on the signature pages hereto (collectively, the "Lenders").


                                   BACKGROUND
                                   ----------

     A. Nobel, Merryhill, NEDI, Merryhill Nevada, Paladin, Nobel Florida, TAC and Agent are parties to that certain Amended and Restated Loan and Security Agreement dated March 9, 1999, as amended by (i) that certain First Amendment to Amended and Restated Loan and Security Agreement dated December 17, 1999, (ii) that certain Second Amendment to Amended and Restated Loan and Security Agreement dated May 24, 2000, and (iii) that certain Third Amendment to Amended and Restated Loan and Security Agreement dated May 24, 2001 (such Amended and Restated Loan and Security Agreement, as amended and as the same may be further amended, supplemented or restated from time to time, being the "Loan Agreement").

     B. Borrowers, Agent and Lenders desire to further amend the Loan Agreement in accordance with the terms and conditions hereof.

     C. Capitalized terms used herein and not otherwise defined shall have the meanings provided for such terms in the Loan Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1. Senior Debt to EBITDA Ratio. Article 10 of the Loan Agreement is hereby amended to add the following Subsection 10.7:

          "10.7 Senior Debt to EBITDA Ratio. Borrowers shall maintain a ratio of Senior Debt to EBITDA as of the end of each fiscal quarter, determined on a rolling four quarter basis, of not greater than (a) 2.5 to 1.0 as of the fiscal quarter ending June 30, 2001 and as of each fiscal quarter thereafter through and including the fiscal quarter ending March 31, 2002,
     (b) 2.25 to 1.0 as of the fiscal quarter ending June 30, 2002 and as of each fiscal quarter thereafter through and including the fiscal quarter ending March 31, 2003, and (c) 1.75 to 1.0 as of the fiscal quarter ending June 30, 2003 and as of the end of each fiscal quarter thereafter. For purposes of calculating Borrower's compliance with this covenant, the term "Senior Debt" shall mean the then outstanding Lender Indebtedness at the time of such calculation."

     2. Consolidation of Working Capital Credit Facilities.

          (a) Borrowers acknowledge and agree that the outstanding principal balance of Working Capital Credit Facility A, together with accrued interest thereon, as of July 5, 2001 is $1,195,259.37 and that the outstanding principal balance of Working Capital Credit Facility B, together with accrued interest thereon, as of July 5, 2001 is $3,002,125.62. Agent, Lenders and Borrowers have agreed to consolidate Working Capital Credit Facility A and Working Capital Credit Facility B into the Consolidated Working Capital Credit Facility (as defined below). Such consolidation shall become effective as of July 5, 2001, and as of such date, the outstanding principal balance of the Consolidated Working Capital Credit Facility, together with accrued interest thereon, shall equal $4,197,384.99. Borrowers acknowledge and agree that any obligations of Lenders and Agent with respect to the Consolidated Working Capital Credit Facility shall be in replacement of the obligations of Lenders and Agent with respect to Working Capital Credit Facility A and Working Capital Credit Facility B.

          (b) Each Lender will establish for Borrowers for and during the Working Capital Contract Period, subject to the terms and conditions hereof, a revolving working capital credit facility, pursuant to which Lenders will from time to time in accordance with their respective Pro Rata Percentage, severally and not jointly, make advances to Borrowers in an aggregate amount not exceeding at any time Ten Million Dollars ($10,000,000.00) (the "Consolidated Working Capital Credit Facility"). Within the limitations set forth in the Loan Agreement or this Amendment, Borrowers may borrow, repay and reborrow under the Consolidated Working Capital Credit Facility. The Consolidated Working Capital Credit Facility shall be subject to all of the terms and conditions hereof and the other Loan Documents. Borrowers' obligation to repay the loans and other extensions of credit under the Consolidated Working Capital Credit Facility shall be evidenced by Borrowers' promissory notes delivered to each Lender (collectively, the "Consolidated Working Capital Credit Facility Notes"), which shall be in the respective principal amounts of each Lenders' Pro Rata Share of the Consolidated Working Capital Credit Facility and which shall be in the form of the promissory notes previously delivered to Lenders with respect to the Working Capital Credit Facilities.

          (c) Subject to the terms and conditions of the Loan Agreement, each Lender agrees to lend to Borrowers the amount equal to such Lender's respective Pro Rata Percentage of each advance requested by Borrowers under the Consolidated Working Capital Credit Facility. The outstanding amount of the advances by each Lender shall not exceed such Lender's Pro Rata Share of the Consolidated Working Capital Credit Facility (as such amount may change from time to time in accordance with the terms of the Loan Agreement).

     3. Material Terms of the Consolidated Working Capital Credit Facility.

          (a) Interest Rate on the Consolidated Working Capital Credit Facility. Notwithstanding anything to the contrary contained in the Loan Agreement, interest on the unpaid principal balance of the Consolidated Working Capital Credit Facility will accrue at one of the two (2) interest rate options set forth below, subject to the restrictions and in accordance with the procedures set forth in the Loan Agreement and this Amendment:

               (i) LIBOR Rate; or
               (ii) Floating Rate.

          (b) Interest Payments on the Consolidated Working Capital Credit Facility. Borrowers will pay interest on the principal balance of the Consolidated Working Capital Credit Facility monthly, on the first day of each calendar month commencing the first day of the first calendar month following the date hereof and on the last day of each Rate Period, as applicable.

          (c) Principal Payments on the Consolidated Working Capital Credit Facility. Borrowers will pay the outstanding principal balance of the Consolidated Working Capital Credit Facility, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof or of the Loan Agreement, ON DEMAND after the occurrence of an Event of Default or after expiration of the Working Capital Contract Period.

     4. Documents to be Delivered. As a condition of closing the transactions contemplated under this Amendment, Borrowers shall deliver to Agent or Agent shall have received all of the following which must be in form and content acceptable to Agent in Agent's sole discretion:

          (a) This Amendment and all other documents collateral thereto, duly executed on behalf of Borrowers and all other parties thereto;

          (b) The Consolidated Working Capital Credit Facility Notes which shall be in the respective principal amounts of each Lenders' Pro Rata Share of the Consolidated Working Capital Credit Facility; and

          (c) An amended Schedule A to Loan Agreement evidencing the respective principal amounts of each Lenders' Pro Rata Share of the Loans, including the Consolidated Working Capital Credit Facility.

     Agent agrees upon receipt of the fully executed Consolidated Working Capital Credit Facility Notes to mark the existing Working Capital Credit Facility A Notes and Working Capital Credit Facility B Notes "amended and restated by another instrument" or take such other action reasonably necessary to prevent the existing Working Capital Credit Facility A Notes and Working Capital Credit Facility B Notes from becoming negotiable instruments.

     5. Additional Documents. Borrowers covenant and agree to execute and deliver or cause to be executed and delivered to Agent any and all documents as Agent shall request in connection with the execution and delivery of this Amendment or any other documents in connection herewith.

     6. Other References. All references in the Loan Agreement and the other Loan Documents to the term "Loan Documents" shall mean the Loan Documents as defined therein and this Amendment, including the Consolidated Working Capital Credit Facility Notes, and any and all other documents executed and delivered by Borrowers pursuant to and in connection herewith. All references in the Loan Agreement and all the Loan Documents to the term "Lender Indebtedness" shall include, but shall not be limited to, all obligations and liabilities of Borrowers to Lenders under the Consolidated Working Capital Credit Facility Notes, the other Notes and the Loan Agreement, as amended hereby. All references in the Loan Agreement and all the Loan Documents to the term "Working Capital Credit Facility A Notes" and the term "Working Capital Credit Facility B Notes" shall be deemed references to the Consolidated Working Capital Credit Facility Notes. All references in the Loan Agreement and all the Loan Documents to the term "Notes" shall include, but shall not be limited to, the Consolidated Working Capital Credit Facility Notes. All references in the Loan Agreement and all the Loan Documents to the term "Working Capital Credit Facility A" and the term "Working Capital Credit Facility B" and the term "Working Capital Credit Facilities" shall be deemed references to the Consolidated Working Capital Credit Facility.

     7. Further Agreements and Representations. Borrowers do hereby:

          (a) ratify, confirm and acknowledge that the Loan Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

          (b) covenant and agree to perform all obligations of Borrowers contained herein and under the Loan Agreement, as amended, and the other Loan Documents;

          (c) acknowledge and agree that Borrowers have no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Loan Agreement, as amended, or the other Loan Documents;

          (d) represent and warrant that no Event of Default or event which with the giving of notice or passage of time or both would constitute such an Event of Default exists and all information described in the foregoing Background is true, accurate and complete;

          (e) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any of the rights or remedies granted to Agent therein, which rights and remedies are hereby ratified, confirmed, extended and continued as security for the obligations of Borrowers to Agent under the Loan Agreement and the other Loan Documents, including, without limitation, this Amendment; and

          (f) acknowledge and agree that any Borrower's failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

     8. Costs and Expenses. Upon execution of this Amendment, Borrowers shall pay to Agent and each Lender, all costs and expenses incurred by Agent and such Lender in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith, including, without limitation, all of Agent's and such Lender's attorneys' fees and out-of-pocket expenses.

     9. Inconsistencies. To the extent of any inconsistency between the terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

     10. Construction. All references to the Loan Agreement therein or in any other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

     11. No Waiver. Nothing contained herein and no actions taken pursuant to the terms hereof are intended to nor shall they constitute a waiver by Agent of any rights or remedies available to Agent at law or in equity or as provided in the Loan Agreement or the other Loan Documents.

     12. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     14. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.


                                       BORROWERS:
                                       ---------


                                       NOBEL LEARNING COMMUNITIES, INC.


                                       By: /s/ William E. Bailey
                                           -------------------------------------
                                           William E. Bailey, Executive Vice
                                           President


                                       MERRYHILL SCHOOLS, INC.

                                       By: /s/ William E. Bailey
                                           -------------------------------------
                                           William E. Bailey, Executive Vice
                                           President


                                       NEDI, INC.


                                       By: /s/ Barbara Moore
                                           -------------------------------------
                                           Barbara Moore, Vice President
                                           -------------------------------------


                                       MERRYHILL SCHOOLS NEVADA, INC.


                                       By: /s/ John R. Frock
                                           -------------------------------------
                                           John R. Frock, Treasurer


                                       HOUSTON LEARNING ACADEMY,  INC.


                                       By: /s/ John R. Frock
                                           -------------------------------------
                                           John R. Frock, Vice President


                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

                                       PALADIN ACADEMY, L.L.C.
                                       By: NOBEL LEARNING
                                           COMMUNITIES, INC.,
                                           its sole member'

                                       By: /s/ John R. Frock
                                           -------------------------------------
                                           John R. Frock, Executive Vice
                                           President
                                           -------------------------------------


                                       NOBEL SCHOOL MANAGEMENT
                                       SERVICES, INC.


                                       By: /s/ William E. Bailey
                                           -------------------------------------
                                           William E. Bailey, Treasurer


                                       NOBEL LEARNING TECHNOLOGIES, INC.


                                       By: /s/ William E. Bailey
                                           -------------------------------------
                                           William E. Bailey, Treasurer


                                       NOBEL EDUCATION DYNAMICS FLORIDA,
                                       INC.


                                       By: /s/ William E. Bailey
                                           -------------------------------------
                                           William E. Bailey, Vice President


                                       THE ACTIVITIES CLUB, INC.


                                       By: /s/ John R. Frock
                                           -------------------------------------
                                           John R. Frock, President


                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

                                       AGENT:
                                       -----

                                       FLEET NATIONAL BANK, as successor by
                                       merger to Summit Bank, as Agent


                                       By: /s/ Thomas E. Lunney
                                           -------------------------------------
                                                   Thomas E. Lunney, Vice
                                                   President
                                                   -----------------------------


                                       LENDERS:
                                       -------


                                       FLEET NATIONAL BANK, as successor by
                                       merger to Summit Bank


                                       By: /s/ Thomas E. Lunney
                                           -------------------------------------
                                                   Thomas E. Lunney, Vice
                                                   President
                                                   -----------------------------


                                       COMMERCE BANK, N.A.

                                       By: /s/ Peter Davis
                                           -------------------------------------
                                                   Peter C. Davis, Senior Vice
                                                   President
                                                   -----------------------------


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